UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1154 Shenandoah Village Drive, Waynesboro, Virginia 22980
(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2013, NTELOS Holdings Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, UBS Securities LLC, as underwriter (the “Underwriter”), and the selling stockholders named in the Underwriting Agreement (the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell 1,500,000 shares (the “Offering Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to the Underwriter at a price of $20.96 per share (the “Offering”). The Offering is expected to close on November 27, 2013, subject to the satisfaction of customary closing conditions. The Company is not selling any shares in the Offering and will not receive any proceeds from the Offering.

The Offering is being made pursuant to a prospectus supplement, dated November 21, 2013, to the prospectus, included in the Company’s registration statement on Form S-3 (File No. 333-182343), which was filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2012, amended on August 1, 2012 and declared effective on August 3, 2012.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Offering Shares by the Selling Stockholders to the Underwriter, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The foregoing summary of the material terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 21, 2013, by and among the Company, the Underwriter and the Selling Stockholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 25, 2013

NTELOS HOLDINGS CORP.

By:	/s/ Stebbins B. Chandor, Jr.
Stebbins B. Chandor, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 21, 2013, by and among the Company, the Underwriter and the Selling Stockholders

4